                                                                    EXHIBIT 10.4

                     HESA BPS SYSTEM DISTRIBUTION AGREEMENT


          AGREEMENT made as of this 12th day of July, 1994, by and between TVX, Inc., a Delaware corporation having a principal place of business at 660 Compton Street, Broomfield, Colorado 80020 ("TVX") and HESA S.p.A., a corporation organized and existing under the laws of the country of Italy, having a principal place of business at Viale Teodorico 19/1, Milano, Italy ("HESA").

          WHEREAS, HESA is the designer and manufacturer of the BPS System (as defined below); and

          WHEREAS, TVX desires to distribute the BPS System and, under certain circumstances, manufacture or have manufactured the BPS System;

          NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants contained herein, TVX and HESA agree as follows:


          1. Definitions. For the purposes of this Agreement, the following definitions will be used:

          (a) "BPS System" means HESA's buried cable intruder detection system, as the same may be improved or enhanced from time to time.

          (b) "Distributor" means any reseller, dealer or distributor to whom TVX sells the BPS System for further sale in the Territory to End-Users pursuant to Section 2(d).

          (c) "End-User" means a customer who purchases the BPS System for its own internal use.

          (d) "HESA Information" means any of the following concerning the HESA Software and/or the BPS System: specifications, drawings, sketches, models, manuals, samples, tools, computer programs, technical information, manufacturing processes and information, and information reasonably determined by HESA to be necessary for the support in the sale of the BPS System.

          (e) "HESA Patents" means U.S. Patent No. 4,581,677, Italian Patent No. 20058 A/89 and any subsequently issued United States or Italian patents owned by HESA on the HESA Technology, including any continuations, divisionals, substitutes, reexaminations, and reissues thereof and all corresponding foreign patents.

          (f) "HESA Software" means the computer programs (in object code form), documentation, methods and procedures, training materials, and related information or any portions thereof, incorporated into the BPS System.

          (g)  "HESA Technology" means the HESA Software and the HESA
Information.

          (h) "Installation Software" means the computer programs (in object code form) used to program and set-up the BPS System, as the same may be updated and enhanced by HESA.

          (i)  "Territory" means North America and South America.


          2.   Distribution.

          (a) HESA hereby appoints TVX as the exclusive distributor of the BPS System within the Territory and agrees that it will not otherwise sell or distribute the BPS System within the Territory.

          (b) TVX may sell the BPS System to Distributors or End Users having their place of business or their residence in the Territory.

          (c) HESA hereby grants TVX a license to use and to sublicense to End Users and Distributors (who may sublicense to End Users) the Installation Software. TVX shall obtain, or cause its Distributors to obtain, a software license agreement with each End User of the Installation Software, in form acceptable to HESA, who shall be paid a license fee as described in Schedule B hereto and incorporated herein by this reference, as the same may be amended from time to time by HESA based on prevailing market conditions and the various features of the Installation Software.

          (d) TVX shall pay to HESA as the purchase price for the BPS Systems purchased hereunder by TVX the amount set forth in Schedule A attached hereto and incorporated herein by this reference, as the same may be amended from time to time by HESA based on prevailing market conditions and the various features of the BPS Systems.


          3.   Minimum Quantities Of Systems.

          (a) TVX undertakes to realize a minimum sales volume by purchasing a minimum quantity of BPS Systems from HESA for each year of duration of this Agreement as follows:

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               (i) a minimum of Fifty (50) BPS Systems during calendar 1994
               (including BPS Systems purchased prior to the date hereof);

               (ii) a minimum of One Hundred (100) BPS Systems during calendar 1995; and

               (iii) a minimum of One Hundred Twenty-Five (125) BPS Systems during calendar 1996.

          (b) In the case that this Agreement is renewed automatically, as provided for in Section 8 below, TVX and HESA shall agree, in advance of each such renewal period, upon a new minimum purchase requirement. In absence of any agreement, due to whatever fact, the minimum amount of sales for each period of six months (semester) shall be that of the precedent six month period increased by twenty percent (20%).

          (c) TVX undertakes to keep, at his own expense, an inventory of BPS Systems which will ensure a continuous distribution of them within the Territory, and to meet the demands of its Distributors and End User purchasers. TVX shall inform HESA, at least quarterly, of the number of BPS Systems in its inventory.


          4.   Promotion.

          (a) TVX undertakes to be responsible for the publicity of the BPS Systems within the Territory and to this sole extent shall have the right to utilize the HESA trademarks for the promotion, sale and service of the BPS Systems.

          (b) HESA shall participate in TVX's promotion activity by supplying TVX, free of charge, promotional materials and pamphlets.

          (c) Upon termination of the Agreement, TVX shall immediately cease to promote the BPS Systems and shall return to HESA all information and advertising material at that time in possession of TVX.

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          5.   No Competition.

          (a) For all the duration of this Agreement, TVX undertakes not to sell, service or distribute in any manner whatsoever, directly or indirectly, in the Territory, any other buried cable intruder detection system.

          (b) TVX shall inform HESA of any suspected infringements of HESA's proprietary rights within the Territory. In the case of an action brought by HESA in order to protect its rights within the Territory, TVX will provide reasonable assistance to HESA in enforcing HESA's rights.


          6.   Right to Manufacture.

          (a) HESA grants to TVX an exclusive license to manufacture and have manufactured the BPS System, in the event that either (i) HESA is unable to provide sufficient quantities of the BPS System to meet TVX's and its Distributors' requirements, or (ii) TVX determines in good faith that it can manufacture, or have manufactured, the BPS System at a lower cost. HESA agrees that in either of such events, it will deliver to TVX all HESA Technology for the purpose of enabling TVX (i) to manufacture the BPS System under this Section 6 and (ii) to provide support to End-Users. Thereafter, HESA agrees to sell all updates, upgrades and enhancements to the HESA Technology and the HESA Software to TVX at a reasonable price.

          (b) If TVX elects pursuant to Section 6(a) to manufacture or have manufactured the BPS System then TVX shall pay HESA under one of the following arrangements, as selected by TVX:

               (i) Within 30 days of its receipt of the HESA Technology, TVX shall pay HESA a one-time fee of $250,000 and thereafter shall pay HESA, within 30 days of the end of each calendar quarter, a royalty of $50.00 for each BPS System sold by TVX during such quarter; or

               (ii) TVX shall pay HESA, within 30 days of the end of each calendar quarter, a royalty of $300.00 for each BPS System sold by TVX during such quarter.


          7.   Warranty and Indemnification.

          (a) HESA warrants and represents that it owns the entire right, title and interest in and to the HESA Technology

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and that it has the unencumbered legal right to grant to TVX the distribution and other rights provided herein.

          (b) Neither HESA nor TVX assumes any responsibility whatever with respect to the manufacture, sale, lease, use, export, or importation of the BPS System, or any part thereof, other than the licenses, immunities, rights, and warranties expressly granted herein.

          (c) HESA warrants that the BPS Systems manufactured by or for the benefit of HESA are and will be free from defects in material and workmanship for a term of one year from the date the BPS System is delivered to TVX hereunder. HESA's obligation under this warranty shall be to replace or repair, at its option and expense, any BPS System manufactured by or for the benefit of HESA.

          (d) HESA shall indemnify and hold TVX harmless from any claims, proceedings, demands, liabilities, actions, suits or proceedings asserted or alleged by any third party for patent, copyright or trade secret infringement by the BPS System.


          8. Duration. This Agreement shall commence on the Effective Date of this Agreement, and unless terminated under Section 9, shall continue until December 31, 1996; provided, however, this Agreement shall be automatically renewed for successive two year periods unless either party shall have elected to terminate this Agreement by giving written notice thereof to the other party at least ninety (90) days prior to the end of any such period.


          9. Termination. In the event of a material breach of any term in this Agreement and the failure to remedy any such breach within thirty (30) days of written notice thereof, the non-breaching party may at its option terminate any or all of the rights granted herein by notice in writing received by the breaching party to such effect. Termination of the rights granted herein shall be effective on the date such notice is given by the non-breaching party. Such termination shall not affect the rights granted to the non-breaching party hereunder which rights shall continue in full force and effect. The termination of this Agreement shall not affect any sublicenses to use the Installation Software that have been granted to End-Users in connection with sales of BPS Systems prior to the date of such termination. After the date of such termination, neither TVX nor any Distributor may sell BPS Systems or grant sublicenses of the Installation Software.

          10.  Trademarks.

          (a) HESA grants TVX a nonexclusive license subject to the restrictions below to use the HESA trademark and logo and the mark "BPS Buried Cable Perimeter Systems" (the "HESA Marks") in connection with TVX's advertising and marketing of the BPS System. This license does not include the right to use any other HESA trademark or to use the HESA Marks in TVX's business name. TVX shall use the HESA Marks on all advertising and literature accompanying the products and devices and include a footnote as follows:

          "[Mark] is a trademark of HESA S.p.A."

          (b) TVX agrees that the HESA Marks are owned by HESA and remain the property thereof, and agrees that it will not do anything which might impair HESA's rights in such trademarks and will not challenge the validity of the marks or HESA's ownership thereof.


          11. No Partnership or Other License. Nothing contained in this Agreement shall be construed as:

          (a) Creating any form of partnership, joint venture, or any form of mutual undertaking under which the acts of one party hereto are chargeable in any manner to the other party; or

          (b) Creating any form of license to the other party under any rights not specifically granted herein.


          12. Notices. All notices between the parties hereunder shall be in writing and shall be sent by (i) certified mail or (ii) express courier, to the address for each respective party specified above, or to such other address of which one party may provide written notice to the other during the term of this Agreement. Each such notice shall be deemed properly given when received by the party to whom it is addressed.


          13. Waiver. No waiver of any default, expressed or implied, made by either party hereto shall be binding upon the party making such waiver in the event of a subsequent default.


          14. Entire Agreement. This Agreement constitutes the entire understanding between the parties hereto as to the subject matter hereof and merges all prior discussions between them. Neither of the parties shall be bound by any conditions, definitions, warranties, understandings, or representations with

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respect to such subject matter other than as expressly provided herein.  No variation or modification of this Agreement or waiver of any terms or provisions hereof shall be deemed valid unless in writing and signed by both parties hereto.


          15. Severability. If any section or subsection of this Agreement shall be held invalid or unenforceable, it shall be deemed to be severed here from with the remaining sections and subsections remaining in full force and effect.


          16. Construction. The construction and performance of this Agreement shall be governed by the laws of Italy and the parties hereby submit to the exclusive venue and jurisdiction of the courts in and for Milano, Italy for resolution of any dispute related to this Agreement or the performance thereunder and hereby waive any other venue or jurisdiction to which they may be entitled by domicile or otherwise.


          17. Confidentiality. HESA and TVX agrees to maintain all terms and conditions of this Agreement in strictest confidence, except to the extent that TVX is required to disclose this Agreement and/or the terms and conditions hereof pursuant to applicable law, including the United States securities laws.

          IN WITNESS WHEREOF, each of the parties have caused this Agreement to be executed in duplicate originals by their duly authorized representatives as of the date set forth above.


HESA S.p.A.                                     TVX, INC.


By: /s/ Enzo Hruby                            By:/s/ Theodore A. Waibel
    -----------------------                      ----------------------
    Enzo Hruby                                   Theodore A. Waibel
    Managing Director                            President

                                   Schedule A
                                   ----------

                      Discounted Prices for HESA Products
                      -----------------------------------
                         (manufactured by or for HESA)
                         -----------------------------

BPS Control Unit in metal cabinet (less
  24VDC Power Supply)                                         US$ 490.80


PCI Preamplifier in sealed aluminum housing                   US$  42.00

PCI-2 Preamplifier with cable termination
  input in sealed aluminum housing                            US$  50.00

CCI Sealed aluminum housing for cable
  termination                                                 US$  16.70

                                   Schedule B
                                   ----------

                    Sublicense Fee for Installation Software
                    ----------------------------------------


Each Sublicense of the Installation
  Software to an End-User                                     US$ 50.00

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